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                                                                    EXHIBIT 23.2



           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reserve report to the interest of Plains Resources Inc. and Subsidiary (collectively the Company) dated Janurary 31, 1997, relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and the related estimates of future net revenue and present values thereof for certain periods, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as well as in the Notes to the
Consolidated Financial Statements of the Company in such annual report.    We
also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such Registration Statement.

                                     NETHERLAND, SEWELL & ASSOCIATES, INC.



                                     /s/ Frederic D. Sewell
                                     ------------------------------------------
                                     Frederic D. Sewell
                                     President


Dallas, Texas
May 22, 1997